UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2008

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information in this report (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by HealthSouth Corporation (“HealthSouth”) that the information is material or the dissemination of the information is required by Regulation FD.

On October 23, 2008, HealthSouth issued a press release, which was furnished as an exhibit to HealthSouth’s Form 8-K, dated October 27, 2008. In that press release, HealthSouth announced that it and derivative stockholder plaintiffs reached an agreement in principle with UBS Securities, LLC and UBS AG, Stamford Branch (together, “UBS”), as well as UBS’s insurance carriers, to settle certain claims in the litigation, captioned Tucker v. Scrushy (CV-0205212), filed by the derivative plaintiffs on HealthSouth’s behalf in the Circuit Court of Jefferson County, Alabama (the “Settlement”).

As stated in that press release and the Notice of Proposed Partial Settlement of Derivative Action, in the form approved by the Court and attached hereto as Exhibit 99.1, subject to the approval of the Court, HealthSouth will be obligated to pay the reasonable fees and expenses of the derivative plaintiffs’ attorneys. On December 11, 2008, the Court unsealed the Petition for Fees as to Recovery in Settlement of $133 Million from Defendant UBS Securities LLC (the “Fee Petition”) filed by the derivative plaintiffs’ attorneys. In the Fee Petition, the derivative plaintiffs’ attorneys ask for a fee award of 30% of $133 million, or $39.9 million, plus out-of-pocket expenses not to exceed $1.7 million. A copy of the Fee Petition is attached hereto as Exhibit 99.2.

The Court has set a hearing for January 12, 2009 at 10 a.m. CST (the “Settlement Hearing”) at which time it is anticipated the Court will determine whether or not (i) to approve a proposed settlement of claims with UBS; (ii) to approve an Order ending a portion of this lawsuit and barring further lawsuits over the claims made, or which could have been made, by or against UBS in Tucker v. Scrushy; and (iii) to award fees and expenses to derivative plaintiffs’ attorneys. The Court issued preliminary approval of the settlement on November 13, 2008. The process by which stockholders may object to any of these matters in advance of the hearing is set out in the Notice of Proposed Partial Settlement of Derivative Action that was previously sent to all stockholders. As provided in the Notice of Proposed Partial Settlement of Derivative Action, stockholders wishing to object to the Settlement or the Fee Petition must do so no later than 10 days prior to the Settlement Hearing.

This settlement agreement relates only to UBS and does not relate to the other defendants or otherwise affect the Tucker v. Scrushy derivative litigation.

Certain matters discussed herein may constitute forward-looking statements that represent HealthSouth’s current expectations and beliefs concerning the future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such information is based on numerous assumptions and involves a number of risks and uncertainties, many of which are beyond HealthSouth’s control.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of Proposed Partial Settlement of Derivative Action.
99.2	Plaintiffs’ Counsel’s Petition for Fees as to Recovery in Settlement of $133 Million from Defendant UBS Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Dated: December 12, 2008